UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 13, 2016 (September 8, 2016)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320

Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting (the “Meeting”) of the shareholders of MGT Capital Investments, Inc. (the “Company”) was held on September 8, 2016, at the offices of Sichenzia Ross Friedman Ference, 61 Broadway, 32nd Floor, New York, New York 10006. The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2016, and received the final tabulation of its shareholders’ votes on September 8, 2016.

The following proposal was voted upon by the stockholders at the Meeting:

●	A proposal to re-elect or elect five directors, each such director to serve until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified or until their earlier resignation, removal or death.

All director nominees were re-elected/elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
H. Robert Holmes	6,959,475	129,780	11,759,973
Michael Onghai	6,962,399	126,867	11,759,973
Robert B. Ladd	6,867,829	221,426	11,759,973
John McAfee	7,036,148	53,107	11,759,973
Nolan Bushnell	6,954,487	134,768	11,759,973

The following proposals were also approved by the stockholders during the Meeting:

●	The appointment of Friedman LLP as the Company’s Independent Registered Public Accountant for the fiscal year ending December 31, 2016;

●	The authorization of the issuance of 43,800,000 shares of common stock to those sellers set forth in that certain Asset Purchase Agreement dated May 9, 2016, as amended July 7, 2016;

●	The approval of the Company’s 2016 Stock Option Plan and the issuance of options and restricted stock under the Plan;

●	Authorize the Company’s Board of Directors to reduce the ratio of the previously approved reverse stock split from a range of 1-for-8 to 1-for-40 to a ratio of not less than 1-for-2, as well as to extend the time allotted for implementation of the stock split; and

●	The Company’s proposal to ratify the employment agreements entered into by the Company with Robert Ladd and John McAfee.

The following proposals were not approved during the meeting:

●	An amendment to the Company’s restated certificate of incorporation to increase the Company’s authorized common stock from 75,000,000 shares to 250,000,000 shares of common stock.

●	The Company’s proposal to ratify an amendment to the Company’s restated certificate of incorporation to change its name to “John McAfee Global Technologies, Inc.”

However, since the name change does not require shareholder ratification the Corporation’s board of directors will consider the overwhelming not in favor of the name change and will proceed with such change.

Item 7.01 Regulation FD Disclosure

On September 9, 2016, the Company issued a press release regarding the outcome of the Meeting, as more fully disclosed in Item 1.01 above. The press release incorrectly stated that all matters voted on during the meeting were approved. The Company will issue a new press release correcting this error.

A copy of the press release is attached hereto as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the SEC, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 13, 2016

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd, President